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                                                                 EXHIBIT (e)(12)

        This form must be completed, signed and left with the applicant.

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             Limited Temporary Life Insurance Agreement (Agreement)
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   THIS AGREEMENT PROVIDES A LIMITED AMOUNT OF LIFE INSURANCE COVERAGE FOR A
  LIMITED PERIOD OF TIME, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH BELOW.
                           PLEASE FOLLOW STEPS 1 - 4.

1. Check appropriate Company:

   [ ] American General Life Insurance      [ ] The United States Life Insurance
       Company, Houston, TX                     Company in the City of New York,
                                                New York, NY

   In this Agreement, "Company" refers to the insurance company whose name is checked above, which is solely responsible for the obligation and payment of benefits under any policy that it may issue. No other company shown is responsible for such obligations or payments. In this Agreement, "Policy" refers to the Policy or Certificate applied for in the application.

2. Complete the following:

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Primary Proposed Insured (please print) ________________________________________

Other Proposed Insured (if applicable) _________________________________________

Owner _______________________ Modal Premium Amount Received ____________________

Date of Policy Application _____________________________________________________
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3. Answer the following questions:

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   a. Has any Proposed Insured ever had a heart attack, stroke,       YES     NO
      cancer, diabetes or disorder of the immune system, or during the last two years been confined in a hospital or other health care facility or been advised to have any diagnostic test or surgery not yet performed?

   b. Is any Proposed Insured age 71 or above?
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STOP If the answer to any question above is YES, or any question is answered falsely or left blank, coverage is not available under this Agreement and it is void. This form should not be completed and premium may not be collected. Any collection of premium will not activate coverage under this Agreement.
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              TERMS AND CONDITIONS OF COVERAGE UNDER THIS AGREEMENT

A. Eligibility for Coverage: If any Proposed Insured answers YES to either of the questions listed above, temporary insurance is NOT available and this Agreement is void.

   Agents do not have authority to waive these requirements or to collect premium by any means including cash, check, bank draft authorization, credit card authorization, salary savings, government allotment, payroll deduction or any other monetary instrument if any Proposed Insured is ineligible for coverage under this Agreement.

B. When Coverage Will Begin: COVERAGE WILL BEGIN WHEN ALL OF THE FOLLOWING CONDITIONS HAVE BEEN MET:

   . Part A of the application must be completed, signed and dated; and . The first modal premium must be paid; and . Part B of the application must be completed, signed and dated and all medical exam requirements satisfied.

AGLC101431-2005                    Page 1 of 2

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    Coverage under this Agreement will not exist until all of the conditions listed above have been met.

   The first modal premium will be considered paid, if one of the following valid items is submitted with Part A of the application: (i) a check in the amount of the first modal premium; (ii) a completed and signed Automatic Bank Draft Agreement; (iii) a completed and signed Credit Card Authorization form;
   (iv) a completed and signed salary savings authorization; (v) a completed and signed government allotment authorization; (vi) a completed and signed payroll deduction authorization. Temporary life insurance under this Agreement will automatically terminate if any form of payment submitted is not honored. All premium checks must be made payable to the Company checked above. Do not make check payable to the agent or leave payee blank. The prepayment for this temporary insurance will be applied to the first premium due if the policy is issued, or refunded if the Company declines the application or if the policy is not accepted by the Owner.

C. When Coverage Will End: COVERAGE UNDER THIS AGREEMENT WILL END at 12:01 A.M. ON THE EARLIEST OF THE FOLLOWING DATES:

   . The date the policy is delivered to the Owner or his/her agent and all amendments and delivery requirements have been completed;
   . The date the Company mails or otherwise provides notice to the Owner or his/her agent that it was unable to approve the requested coverage at the premium amount quoted and a counter offer is made by the Company;
   . The date the Company mails or otherwise provides notice to the Owner or his/her agent that it has declined or cancelled the application;
   . The date the Company mails or otherwise provides notice to the Owner or his/her agent that a Proposed Insured is not eligible for coverage under this Agreement and the application will not be considered on a prepaid basis;
   . The date the Company mails or otherwise provides a premium refund to the Owner or his/her agent; or
   .  60 calendar days from the date coverage begins under this agreement.

D. Coverage Amount: Upon receiving proof of the death of the Primary Proposed Insured, and of the Other Proposed Insured if this is a joint life or survivorship policy, and if all eligibility requirements and conditions for coverage under this Agreement have been met, the total amount that will be paid by the Company pursuant to this and any other limited temporary life insurance agreements covering the Proposed Insured(s) will be the lesser of:

   . The plan amount the Proposed Insured applied for; or . $500,000.00 plus the amount of any premium paid for coverage in excess of
      $500,000.00.

The Company will pay the death benefit to the beneficiary named in the application. If death is due to suicide, payment will be limited to the amount of premium paid.

4. Complete and sign this section:

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Any misrepresentation contained in this Agreement and relied on by the Company may be used to deny a claim or to void this Agreement. The Company is not bound by any acts or statements that attempt to alter or change the terms of this Agreement.

I, the Owner, have received, read and understand this Agreement and agree to be bound by the terms and conditions stated herein.

Signature of Owner ________________________________________ Date _______________

Signature of Primary Proposed Insured _____________________ Date _______________

Signature of Other Proposed Insured (if applicable) _______ Date _______________

Writing Agent Name (please print) _________________________ Writing Agent # ____
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AGLC101431-2005                    Page 2 of 2